                     Lyle B. Stewart, Esq., General Counsel
                              Medix Resources, Inc.
                       7100 E. Belleview Avenue, Suite 301
                           Greenwood Village, CO 80111
                             Telephone: 303-267-0920
                                Fax: 303-267-0922

United States Securities and Exchange Commission                  March 22, 2001
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20459

Dear Madams and Sirs:

     On  behalf  of  Medix  Resources,  Inc.  ("Medix"),  and  pursuant  to Rule
101(a)(1)(i)  under  Regulation  S-T  promulgated  by the  U.S.  Securities  and
Exchange  Commission (the  "Commission"),  we are filing herewith a Registration
Statement on Form S-8,  pursuant to General  Instruction E of Form S-8, relating to the Medix Stock Option Plans.  This  Registration  Statement covers 3,000,000 shares of Medix common stock to be issued under the Company's  1999 Stock Option
Plan. The related  filing fee of $490.00 has been wire  transferred to the SEC's account at Mellon Bank.

     If you have any questions about this filing, please contact the undersigned at the telephone or fax numbers indicated above.

Very truly yours

/s/Lyle B. Stewart

As filed with the U. S. Securities and Exchange Commission on March 22, 2001
Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                              Medix Resources, Inc.
             (Exact name of registrant as specified in its charter)

                      Colorado                           84-1123311
        (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)             Identification No.)

   305 Madison Avenue, 20th Floor, New York, NY             10165
      (Address of Principal Executive Offices)            (Zip Code)

                              Medix Resources, Inc.
                             1999 Stock Option Plan
                            1996 Stock Incentive Plan
                             1994 Omnibus Stock Plan
             Various Individual Stock Options and Warrant Agreements
                            (Full Title of the Plan)

                     Lyle B. Stewart, Esq., General Counsel
                              Medix Resources, Inc.
                       7100 E. Belleview Avenue, Suite 301
                        Greenwood Village, Colorado 80111
                     (Name and Address of Agent for Service)

                                 (303) 267-0920
          (Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                         Proposed maximum      Proposed maximum     Amount of
Title of Securities       Amount to be   offering price per   aggregate offering  Registration
 to be registered        registered (1)      share (2)             price (2)         fee (2)

Common Stock, par
value $.001 per share   3,000,000 shares      $ 0.65               $1,950,000        $490.00

(1)  The shares  registered  hereby,  which have been reserved by the Registrant for issuance  under the 1999 Stock Option Plan are in addition to 9,500,253 shares registered by the Registrant pursuant to a Registration Statement on
     Form S-8 (Reg. No.333-31684) filed on March 3, 2000.

(2)  Estimated  solely for the purpose of calculating the  registration  fee. In accordance  with Rule  457(c)  and (h),  the price  shown is based upon the average of the high and low prices of Medix Resources, Inc. Common Stock on
     March 19, 2001, as reported on the American Stock Exchange.

This Registration  Statement is being filed pursuant to General Instruction E of
Form S-8  promulgated  by the U. S.  Securities  and  Exchange  Commission  (the
"Commission")  under the  Securities  Act of 1933,  as amended.  Pursuant to the terms of such  General  Instruction  E, the  contents of the prior  Registration
Statement  on Form S-8 of the  Registrant,  Reg. No.  333-31684,  filed with the
Commission on March 3, 2000, are incorporated herein by reference.

Item 5. Interest of Named Experts and Counsel.

Lyle B. Stewart,  Esq.,  is named herein as giving the opinion  required by Item
601(b)(5) of  Regulation  S-B. Lyle B.  Stewart,  Esq. is the Company's  General
Counsel.  Mr.  Stewart  or an  affiliated  entity  has been  granted  options to purchase  25,000 shares of Medix common stock at an exercise  price of $0.26 per share, which are totally vested, and options to purchase 150,000 shares of Medix common stock at an exercise price of $3.38 per share, of which options  covering
87,500 shares have vested, under our 1999 Stock Option Plan.

                                   SIGNATURES

Pursuant to the  requirements  of the  Securities  Act of 1933,  the  registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing  on Form S-8 and has  duly  caused  this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized, in New York, New York on March 20, 2001.

                                                    MEDIX RESOURCES, INC

                                                    By  /s/John R. Prufeta
                                                           John R. Prufeta
                                                           President and CEO

Pursuant to the  requirements of the Securities Act of 1933,  this  Registration
Statement has been signed below by the following  persons in the  capacities and on the dates indicated.

Each person whose signature appears below in so signing also makes,  constitutes and  appoints  John R. Prufeta and Gary L. Smith,  and each of them,  his or her true and lawful  attorney-in-fact,  with full power of substitution,  for him in any and all capacities, to execute and cause to be filed with the Securities and
Exchange Commission any and all amendments and post-effective amendments to this
Registration Statement,  with exhibits thereto and other documents in connection therewith,  and hereby ratifies and confirms all that said  attorney-in-fact  or his substitute or substitutes may do or cause to be done by virtue hereof.

          Signature                                    Title                  Date

/s/John R. Prufeta       President, Chief Executive Office                  March 20, 2001
   John R. Prufeta       Director
                         (Principal Executive Officer)

/s/Gary L. Smith         Executive Vice President and Chief Financil        March 20, 2001
   Gary L. Smith         Officer and Treasurer
                         (Principal Financial and Accounting Officer)

/s/John T. Lane          Director                                           March 20, 2001
   John T. Lane

/s/David B. Skinner      Director                                           March 19, 2001
   Dr. David B. Skinner

/s/Joan E. Herman        Director                                           March 19, 2001
   Joan E. Herman

/s/Samuel H. Havens      Director                                           March 19, 2001
    Samuel H. Havens

                                  EXHIBIT INDEX

Number          Exhibit

5.1             Opinion of Lyle B. Stewart, P.C.

23.1            Consent of Ehrhardt Keefe Steiner & Hottman PC

23.2            Consent of Lyle B. Stewart, P.C. (included in Exhibit 5. 1)

24.             Power of Attorney (included on signature page)

99.1            1999 Stock Option Plan,  incorporated  by reference to Exhibit 10.2.4 to the  Company's  Form  10-KSB  for 2000 filed with the SEC on March
                21, 2001